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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                OCTOBER 31, 2004

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                                 QORUS.COM, INC.
               (Exact name of registrant as specified in charter)


                                     FLORIDA
         (State or other Jurisdiction of Incorporation or Organization)


                    0-27551                            65-0358792
           (Commission File Number)        (IRS Employer Identification No.)

                       936A BEACHLAND BOULEVARD, SUITE 13
                              VERO BEACH, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                            (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


ITEM 8.01  OTHER EVENTS

         On October 31, 2004, Qorus.com, Inc., a Florida corporation ("Company") entered into a Letter of Intent to acquire Taxus (Cayman) Inc., a company incorporated under the laws of the Cayman Islands ("Taxus"). Taxus owns and operates its business through a Chinese wholly owned foreign enterprise, which has exclusive management and licensing agreements with Beijing Taxus Co. Ltd., a private Chinese enterprise ("Beijing Taxus"). Beijing Taxus was established in 2000 and is currently headquartered in Beijing, China.

         Under the transactions contemplated under the Letter of Intent, the Company will acquire all of the issued and outstanding shares of Taxus' capital stock from Taxus' existing stockholders ("Taxus Stockholders"). In the exchange, the Company will issue shares of its common stock to the Taxus Stockholders in such amount so that, immediately after giving effect to the acquisition, the Taxus Stockholders will own in the aggregate 88% of the Company's issued and outstanding shares of common stock. At the close of the transaction, it is contemplated that a new board of directors will be designated by the Taxus Stockholders and that the board will include one member to be designated by Keating Reverse Merger Fund, LLC, the current principal shareholder of the Company. After the payment of certain transaction related fees (including the issuance of the Company's common stock to certain finders and advisors), the current stockholders of the Company are expected to own approximately 6% of the Company's issued and outstanding common stock after completion of the transaction with Taxus.

         The Company's completion of the acquisition is subject to the negotiation and execution of a definitive acquisition agreement and the delivery of financial statements of Taxus and its subsidiaries prepared in accordance with generally accepted accounting principles in the United States of America.

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Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close in December 2004. However, there can be no assurances that the acquisition will be completed.

         Beijing Taxus is a bio-tech company specializing in the research, breeding and extraction of Taxus plants, also known as yew trees. Taxus plants are an endangered plant species, mostly grown in the northern hemisphere, particularly in China, India, Nepal, United States, Canada and Europe. Taxol (paclitaxel), extracted from the bark and other parts of Taxus plants, has been found to be an effective treatment for various forms of cancer. Taxol received U.S. Food and Drug Administration ("FDA") approval in 1992 for the treatment of advanced ovarian cancer, and in 1994 for metastatic breast cancer. In subsequent years, the FDA has approved Taxol for treatment of other kinds of cancers, including AIDS-related Kaposi's sarcoma and non-small cell lung cancer.

         Dr. C.Y. Xie, the majority shareholder and President of Taxus Beijing and Taxus (Cayman), Inc., has developed various proprietary species and extraction technologies to increase the growth rate of the Taxus plant and its Taxol content. Beijing Taxus' primary business focus is the research, breeding and extraction of Taxus plants to satisfy a growing demand for Taxol as an effective treatment of various forms of cancer.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   QORUS.COM, INC.
                                   (REGISTRANT)


Date: November 10, 2004            By: /s/ Kevin R. Keating
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                                       Kevin R. Keating, President and Secretary